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                                                                  Exhibit 99.(n)

                           WELLS FARGO VARIABLE TRUST
                           RULE 18F-3 MULTI-CLASS PLAN

I.   INTRODUCTION.

     Pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), this Rule 18f-3 Multi-Class Plan (the "Plan") sets forth the method for allocating fees and expenses among each class of shares in the separate investment portfolios (the "Funds") of Wells Fargo Variable Trust (the "Trust"). In addition, the Plan sets forth the maximum initial sales charges, contingent deferred sales charges ("CDSCs"), Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to each class of shares of the Funds.

     The Trust is an open-end series investment company registered under the 1940 Act, the shares of which are registered on Form N-1A under the Securities Act of 1933. The Trust hereby elects to offer multiple classes of shares of the Funds pursuant to the provisions of Rule 18f-3 and the Plan. Appendix A, as it may be amended from time to time, lists the Funds that have approved the Plan and the classes of each such Fund. Each such Fund that has authorized the issuance of multiple classes of shares is referred to as a "Multi-Class Fund" hereunder.


II.  ALLOCATION OF EXPENSES.

     A. MANDATORY CLASS EXPENSES. Pursuant to Rule 18f-3, the Trust allocates to each class of shares of a Multi-Class Fund: (i) any fees and expenses incurred by the Fund in connection with the distribution of such class of shares under a distribution plan adopted for such class of shares pursuant to Rule 12b-1; and
(ii) any fees and expenses incurred by the Fund under a shareholder servicing plan in connection with the provision of shareholder administrative or liaison services to the holders of such class of shares.

     B. DISCRETIONARY CLASS EXPENSES. In addition, pursuant to Rule 18f-3, the Trust may allocate the following fees and expenses to a particular class of shares of a Multi-Class Fund:

     (i)    transfer agent fees that are attributable to such class of shares;

     (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, notices, prospectuses, reports, and proxies to current shareholders of that class or to regulatory agencies with respect to such class of shares;

     (iii) blue sky notification or other filing fees incurred with respect to such class of shares;

     (iv) Securities and Exchange Commission registration fees incurred with respect to such class of shares;

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     (v)    the expense of administrative personnel and services (including, but not limited to, those of a portfolio accountant, custodian or dividend paying agent charged with calculating net asset values or determining or paying dividends) as required to support the shareholders of such class of shares;

     (vi) litigation or other legal expenses incurred with respect to such class of shares;

     (vii) fees of the Trust's Trustees incurred with respect to matters affecting such class of shares;

     (viii) independent accountants' fees incurred with respect to such class of shares; and

     (ix) any other fees and expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, incurred with respect to such class of shares.

     For all purposes under this Plan, fees and expenses incurred "with respect to" a class of shares are those fees and expenses that are actually incurred in a different amount by the class or that relate to a different kind or degree of services provided to the class. Any decision to treat expenses referenced in this Subsection C as class expenses and any subsequent changes to such decision will be reviewed and approved by the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.


     C. RELATIVE NET ASSET VALUE ALLOCATION. Income, realized and unrealized capital gains and losses, and any expenses of a Multi-Class Fund not allocable to a particular class of the Fund pursuant to this Plan shall be allocated to each class of the Fund based upon the relative net asset value of that class in relation to the aggregate net asset value of the Fund. In certain cases, a service provider for a Multi-Class Fund may waive or reimburse all or a portion of the expenses of a specific class of shares of the Multi-Class Fund. The Board of Trustees will monitor any such waivers or reimbursements to ensure that they do not generate inappropriate cross-subsidization between classes.

III. CLASS ARRANGEMENTS.

     The following summarizes the maximum initial sales charges, CDSCs, Rule 12b-1 distribution fees, shareholder servicing fees, conversion features, exchange privileges and other shareholder services applicable to a particular class of shares of the Multi-Class Funds. Additional details and restrictions regarding such fees and services are set forth in the relevant Fund's current Prospectus and Statement of Additional Information.

          A.   CLASS 1 SHARES -- MULTI-CLASS FUNDS.

               1.   Maximum Initial Sales Charge: None

               2.   Contingent Deferred Sales Charge: None

               3.   Maximum Annual Rule 12b-1 Distribution Fee: None.

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               4.   Maximum Annual Shareholder Servicing Fee: None.

               5.   Conversion Features: None

               6.   Exchange Privileges: None

          B.   CLASS 2 SHARES -- MULTI-CLASS FUNDS.

               1.   Maximum Initial Sales Charge: None

               2.   Contingent Deferred Sales Charge: None

               3. Maximum Annual Rule 12b-1 Distribution Fee: Not to exceed 0.25% of average daily net assets attributable to Class 2 shares, as further specified in Appendix A.

               4.   Maximum Annual Shareholder Servicing Fee: None.

               5.   Conversion Features: None.

               6.   Exchange Privileges: None.

IV. BOARD REVIEW.

     The Board of Trustees of the Trust shall review the Plan as it deems necessary. Prior to any material amendment(s) to the Plan with respect to any Multi-Class Fund's shares, the Trust's Board of Trustees, including a majority of the Trustees that are not interested persons of the Trust, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating class and/or fund expenses), is in the best interest of each class of shares of the Fund individually and the Fund as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: January 11, 2010

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                                   APPENDIX A

                           RULE 18F-3 MULTI-CLASS PLAN
                           WELLS FARGO VARIABLE TRUST

                                 MAXIMUM                           MAXIMUM
                                 INITIAL                         SHAREHOLDER
VARIABLE TRUST MULTI CLASS        SALES    MAXIMUM    MAXIMUM      SERVICING
FUNDS AND SHARE CLASSES          CHARGE     CDSC     12B-1 FEE       FEE
-------------------------------  -------   -------   ---------   -----------
VT Asset Allocation Fund/1/        None      None       None        None
VT C&B Large Cap Value Fund/2/     None      None       None        None
VT Core Equity Fund*
   Class 1                         None      None       None        None
   Class 2                         None      None       0.25        None
VT Discovery Fund/3/               None      None       None        None
VT Equity Income Fund/4/           None      None       None        None
VT International Core Fund/5/      None      None       None        None
VT Large Company Core Fund/6/      None      None       None        None
VT Large Company Growth Fund/7/    None      None       None        None
VT Money Market Fund/8/            None      None       None        None
VT Intrinsic Value Fund*
   Class 2                         None      None       0.25        None

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/1/  On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust
     approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010. In addition, the existing unnamed variable fund class will be renamed Class 2, effective July 16, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/3/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Discovery Fund as Class 2, effective July 16, 2010.

/4/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/5/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT International Core Fund to the VT International Equity Fund, effective July 16, 2010. At that time, Class 1 shares will be added and the the existing unnamed variable fund class will be renamed Class 2.

/6/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/7/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/8/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

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                                 MAXIMUM                           MAXIMUM
                                 INITIAL                         SHAREHOLDER
VARIABLE TRUST MULTI CLASS        SALES    MAXIMUM    MAXIMUM      SERVICING
FUNDS AND SHARE CLASSES          CHARGE     CDSC     12B-1 FEE       FEE
-------------------------------  -------   -------   ---------   -----------
VT Omega Growth Fund*
   Class 1                         None      None       None        None
   Class 2                         None      None       0.25        None
VT Opportunity Fund/9/             None      None       None        None
VT Small/Mid Cap Value Fund/10/    None      None       None        None
VT Small Cap Growth Fund/11/       None      None       None        None
VT Total Return Bond Fund/12/      None      None       None        None

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*    In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 9, 2010 (fixed income and money markets) and July 16, 2010 (equity and international funds).

/9/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Opportunity Fund as Class 2, effective July 16, 2010.

/10/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010. Effective July 16, 2010, Class 1 will be added and the existing unnamed variable fund class will be renamed as Class 2.

/11/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the addition of Class 1 and the existing unnamed variable fund class for the VT Small Cap Growth Fund will be renamed Class 2 effective July 16, 2010.

/12/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the addition of Class 2 to the VT Total Return Bond Fund effective July 16, 2010.

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